Exhibit 99.1

IASIS Healthcare Announces Second Quarter 2008 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal second quarter and six months ended March 31, 2008.

Net revenue for the second quarter totaled $542.9 million, an increase of 14.9%, compared with $472.7 million in the prior year quarter. Adjusted EBITDA for the second quarter totaled $71.8 million, an increase of 8.7%, compared with $66.0 million in the prior year quarter. A table describing adjusted EBITDA and reconciling net earnings to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information. Net earnings for the second quarter totaled $14.7 million, compared with $17.0 million in the prior year quarter.

Admissions and adjusted admissions increased 9.5% and 10.1%, respectively, in the second quarter, compared with the prior year quarter. Net patient revenue per adjusted admission in the second quarter increased 2.4%, compared with the prior year quarter. Net patient revenue includes certain supplemental Medicaid reimbursement of $3.3 million for the quarter and six months ended March 31, 2008, compared with $15.5 million in the same prior year periods. Excluding the impact of this supplemental Medicaid reimbursement, net patient revenue per adjusted admission in the second quarter increased 6.2%, compared with the prior year quarter.

On a same-facility basis, admissions decreased 1.3% and adjusted admissions increased 0.5% in the second quarter, while net patient revenue per adjusted admission increased 1.9%, compared with the prior year quarter. As previously announced, Mesa General Hospital in Mesa, Arizona, will cease operations effective May 31, 2008. Excluding the impact of Mesa General Hospital, same-facility admissions and adjusted admissions increased 1.8% and 2.2%, respectively, compared with the prior year quarter. Excluding the impact of the supplemental Medicaid reimbursement, same-facility net patient revenue per adjusted admission in the second quarter increased 5.7%, compared with the prior year quarter.

Net revenue for the six months ended March 31, 2008, totaled $1.1 billion, an increase of 18.6%, compared with $889.5 million in the prior year period. Adjusted EBITDA for the six months ended March 31, 2008, totaled $136.7 million, an increase of 12.6%, compared with $121.4 million in the prior year period. Net earnings for the six months ended March 31, 2008, totaled $25.4 million, compared with $27.5 million in the prior year period.

Admissions and adjusted admissions increased 13.7% during the six months ended March 31, 2008, compared with the prior year period. Net patient revenue per adjusted admission in the six month period increased 4.0%, compared with the prior year period. Excluding the impact of the supplemental Medicaid reimbursement, net patient revenue per adjusted admission in the six month period increased 6.0%, compared with the prior year period.

On a same-facility basis, admissions decreased 0.1% and adjusted admissions increased 1.4% during the six months ended March 31, 2008, while net patient revenue per adjusted admission increased 4.6%, compared with the prior year period. Excluding the impact of Mesa General Hospital, same-facility admissions and adjusted admissions increased 2.0% and 2.4%, respectively, compared with the prior year period. Excluding the impact of the supplemental Medicaid reimbursement, same-facility net patient revenue per adjusted admission in the six month period increased 6.6%, compared with the prior year period.

In commenting on the results, David R. White, chairman and chief executive officer of IASIS Healthcare, said, “We are pleased with the continued top-line growth in net revenue, driven by Mountain Vista Medical Center and our recent acquisitions, as well as the capital invested in our existing facilities. We remain focused on long-term strategies that will continue to strengthen our hospitals, including capital investments in facilities and technology, recruitment and employment of physicians, and quality improvement initiatives. We believe these efforts will contribute to our continuing success and growth.”

A listen-only simulcast and 30-day replay of IASIS’ second quarter conference call will be available by clicking the “For Investors” link on the Company’s website at www.iasishealthcare.com beginning at 12:00 noon Eastern Time on May 6, 2008. A copy of this press release will also be available on the Company’s website.

IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 16 acute care hospital facilities and one behavioral health hospital facility with a total of 2,770 beds in service and has total annual net revenue of approximately $1.9 billion. These hospital facilities are located in six regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; three cities in Texas, including San Antonio; Las Vegas, Nevada; and West Monroe, Louisiana. IASIS also owns and operates a Medicaid and Medicare managed health plan in Phoenix that serves over 129,000 members. For more information on IASIS, please visit the Company’s website at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. Those risks and uncertainties include, among others, the risks and uncertainties related to our ability to generate sufficient cash to service our existing indebtedness, our substantial level of indebtedness that could adversely affect our financial condition, the possibility of an increase in interest rates, which would increase the cost of servicing our debt and could reduce profitability, our ability to retain and negotiate favorable contracts with managed care plans, changes in legislation that may significantly reduce government healthcare spending and our revenue, our hospitals’ competition for patients from other hospitals and healthcare providers, our hospitals facing a growth in bad debts resulting from increased self-pay volume and revenue, our ability to recruit and retain quality physicians, our hospitals’ competition for staffing which may increase our labor costs and reduce profitability, our failure to consistently enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment that would adversely affect our ability to maintain and expand our markets, our failure to comply with extensive laws and government regulations, the possible enactment of legislation that would impose significant restrictions on hospitals that have physician owners, the potential of exposure to liability from some of our hospitals being required to submit to the Department of Health and Human Services information on their relationships with physicians, expenses incurred in connection with an appeal of the court order dismissing with prejudice the qui tam litigation, the possibility that we may become subject to federal and state investigations in the future, our ability to satisfy regulatory requirements with respect to our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, a failure of our information systems that would adversely affect our ability to properly manage our operations, an economic downturn or other material change in any one of the regions in which we operate, potential liabilities because of claims brought against our facilities, increasing insurance costs that may reduce our cash flows and net earnings, the impact of certain factors, including severe weather conditions and natural disasters, on our revenue and volume trends at our hospitals, our ability to control costs at Health Choice Arizona, Inc., the possibility of Health Choice Arizona, Inc.’s contract with the Arizona Health Care Cost Containment System (“AHCCCS”) being discontinued or experiencing materially reduced reimbursements (we have submitted our bid for a new contract and anticipate awards to be given by AHCCCS in late May 2008), significant competition from other healthcare companies and state efforts to regulate the sale of not-for-profit hospitals that may affect our ability to acquire hospitals, difficulties with the integration of acquisitions that may disrupt our ongoing operations, difficulties with the opening of our new hospital that may require unanticipated start-up costs, the significant capital expenditures that would be involved in the construction of current projects or other new hospitals that could have an adverse effect on our liquidity, the rising costs for construction materials and labor that could have an adverse impact on the return on investment relating to our new hospital and other expansion projects, state efforts to regulate the construction or expansion of hospitals that could impair our ability to operate and expand our operations, our dependence on key personnel, the loss of one or more of which could have a material adverse effect on our business, potential responsibilities and costs under environmental laws that could lead to material expenditures or liability, the possibility of a decline in the fair value of our reporting units that could result in a material non-cash charge to earnings and those risks, uncertainties and other matters detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)

	Quarter Ended March 31,		Six Months Ended March 31,
	2008	2007	2008	2007
Net revenue:
Acute care revenue	$410,764	$363,911	$796,231	$672,958
Premium revenue	132,172	108,791	258,799	216,578
Total net revenue	542,936	472,702	1,055,030	889,536

Costs and expenses:
Salaries and benefits	168,383	139,954	332,009	265,349
Supplies	64,901	55,382	125,040	102,627
Medical claims	109,439	90,539	212,319	180,234
Other operating expenses	73,466	77,475	143,655	138,333
Provision for bad debts	44,592	34,117	85,189	65,865
Rentals and leases	10,400	9,240	20,160	17,690
Interest expense, net	20,289	16,955	42,093	34,241
Depreciation and amortization	24,485	18,193	47,640	35,100
Management fees	1,313	1,326	2,500	2,373
Business interruption insurance recoveries	-	-	-	(1,918)
Total costs and expenses	517,268	443,181	1,010,605	839,894

Earnings before gain (loss) on disposal of assets, minority interests and income taxes	25,668	29,521	44,425	49,642
Gain (loss) on disposal of assets, net	3	225	65	(1,312)
Minority interests	(1,112)	(1,515)	(1,870)	(2,855)

Earnings before income taxes	24,559	28,231	42,620	45,475
Income tax expense	9,843	11,276	17,189	17,937

Net earnings	$14,716	$16,955	$25,431	$27,538

IASIS HEALTHCARE LLC Consolidated Balance Sheets (in thousands)

	March 31, 2008	Sept. 30, 2007
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$5,661	$-
Accounts receivable, net	253,967	248,281
Inventories	45,925	43,697
Deferred income taxes	35,770	29,629
Prepaid expenses and other current assets	53,976	45,023
Total current assets	395,299	366,630

Property and equipment, net	997,222	980,437
Goodwill	770,205	756,593
Other intangible assets, net	34,500	36,000
Other assets, net	43,915	46,762
Total assets	$2,241,141	$2,186,422

LIABILITIES AND MEMBER’S EQUITY

Current liabilities:
Accounts payable	$74,208	$98,488
Salaries and benefits payable	31,147	40,124
Accrued interest payable	16,801	18,865
Medical claims payable	85,987	81,309
Other accrued expenses and other current liabilities	42,177	44,276
Current portion of long-term debt and capital lease obligations	7,356	8,036
Total current liabilities	257,676	291,098

Long-term debt and capital lease obligations	1,063,770	1,023,621
Deferred income taxes	99,399	93,402
Other long-term liabilities	50,729	50,831
Minority interests	52,681	35,956

Member’s equity	716,886	691,514
Total liabilities and member’s equity	$2,241,141	$2,186,422

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Six Months Ended March 31,
	2008	2007
Cash flows from operating activities:
Net earnings	$25,431	$27,538
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	47,640	35,100
Amortization of loan costs	1,446	1,517
Minority interests	1,870	2,855
Deferred income taxes	14,422	16,274
Loss (gain) on disposal of assets, net	(65)	1,312
Changes in operating assets and liabilities, net of the effect of acquisitions:
Accounts receivable, net	(4,726)	(17,771)
Inventories, prepaid expenses and other current assets	(12,026)	(9,972)
Accounts payable, other accrued expenses and other accrued liabilities	(43,464)	22,676
Net cash provided by operating activities	30,528	79,529

Cash flows from investing activities:
Purchases of property and equipment, net	(57,856)	(97,170)
Cash paid for acquisitions, net	(16,822)	(79,753)
Proceeds from sale of assets	353	986
Change in other assets, net	2,070	4,010
Net cash used in investing activities	(72,255)	(171,927)

Cash flows from financing activities:
Payment of debt and capital lease obligations	(302,785)	(56,888)
Proceeds from debt borrowings	337,200	56,000
Distribution of minority interests	(2,779)	(2,352)
Proceeds from sale of partnership interests, net	15,752	223
Net cash provided by (used in) financing activities	47,388	(3,017)

Change in cash and cash equivalents	5,661	(95,415)
Cash and cash equivalents at beginning of period	-	95,415
Cash and cash equivalents at end of period	$5,661	$-

Supplemental disclosure of cash flow information:
Cash paid for interest	$43,082	$38,146
Cash paid (received) for income taxes, net	$(4,913)	$6,321

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Quarter Ended March 31, 2008
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$410,764	$-	$-	$410,764
Premium revenue	-	132,172	-	132,172
Revenue between segments	3,493	-	(3,493)	-
Net revenue	414,257	132,172	(3,493)	542,936

Salaries and benefits	164,050	4,333	-	168,383
Supplies	64,857	44	-	64,901
Medical claims	-	112,932	(3,493)	109,439
Other operating expenses	69,128	4,338	-	73,466
Provision for bad debts	44,592	-	-	44,592
Rentals and leases	10,111	289	-	10,400
Adjusted EBITDA (1)	61,519	10,236	-	71,755

Interest expense, net	20,289	-	-	20,289
Depreciation and amortization	23,586	899	-	24,485
Management fees	1,313	-	-	1,313
Earnings before gain on disposal of assets, minority interests and income taxes	16,331	9,337	-	25,668
Gain on disposal of assets, net	3	-	-	3
Minority interests	(1,112)	-	-	(1,112)
Earnings before income taxes	$15,222	$9,337	$-	$24,559
	For the Quarter Ended March 31, 2007
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$363,911	$-	$-	$363,911
Premium revenue	-	108,791	-	108,791
Revenue between segments	3,092	-	(3,092)	-
Net revenue	367,003	108,791	(3,092)	472,702

Salaries and benefits	136,330	3,624	-	139,954
Supplies	55,298	84	-	55,382
Medical claims	-	93,631	(3,092)	90,539
Other operating expenses	73,592	3,883	-	77,475
Provision for bad debts	34,117	-	-	34,117
Rentals and leases	8,969	271	-	9,240
Adjusted EBITDA (1)	58,697	7,298	-	65,995

Interest expense, net	16,955	-	-	16,955
Depreciation and amortization	17,305	888	-	18,193
Management fees	1,326	-	-	1,326
Earnings before gain on disposal of assets, minority interests and income taxes	23,111	6,410	-	29,521
Gain on disposal of assets, net	225	-	-	225
Minority interests	(1,515)	-	-	(1,515)
Earnings before income taxes	$21,821	$6,410	$-	$28,231

(1)      Adjusted EBITDA represents net earnings before interest expense, income tax expense, depreciation and amortization, gain on disposal of assets, minority interests and management fees.  Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC.  Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability.  In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes.  Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles (“GAAP”), and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance.  Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.  Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Six Months Ended March 31, 2008
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$796,231	$-	$-	$796,231
Premium revenue	-	258,799	-	258,799
Revenue between segments	6,823	-	(6,823)	-
Net revenue	803,054	258,799	(6,823)	1,055,030

Salaries and benefits	323,633	8,376	-	332,009
Supplies	124,919	121	-	125,040
Medical claims	-	219,142	(6,823)	212,319
Other operating expenses	134,845	8,810	-	143,655
Provision for bad debts	85,189	-	-	85,189
Rentals and leases	19,586	574	-	20,160
Adjusted EBITDA (1)	114,882	21,776	-	136,658

Interest expense, net	42,093	-	-	42,093
Depreciation and amortization	45,846	1,794	-	47,640
Management fees	2,500	-	-	2,500
Earnings before gain on disposal of assets, minority interests and income taxes	24,443	19,982	-	44,425
Gain on disposal of assets, net	65	-	-	65
Minority interests	(1,870)	-	-	(1,870)
Earnings before income taxes	$22,638	$19,982	$-	$42,620
Segment assets	$2,076,715	$164,426		$2,241,141
Capital expenditures	$57,679	$177		$57,856
Goodwill	$764,448	$5,757		$770,205
	For the Six Months Ended March 31, 2007
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$672,958	$-	$-	$672,958
Premium revenue	-	216,578	-	216,578
Revenue between segments	5,769	-	(5,769)	-
Net revenue	678,727	216,578	(5,769)	889,536

Salaries and benefits	258,314	7,035	-	265,349
Supplies	102,459	168	-	102,627
Medical claims	-	186,003	(5,769)	180,234
Other operating expenses	130,736	7,597	-	138,333
Provision for bad debts	65,865	-	-	65,865
Rentals and leases	17,164	526	-	17,690
Business interruption insurance recoveries	(1,918)	-	-	(1,918)
Adjusted EBITDA (1)	106,107	15,249	-	121,356

Interest expense, net	34,241	-	-	34,241
Depreciation and amortization	33,325	1,775	-	35,100
Management fees	2,373	-	-	2,373
Earnings before loss on disposal of assets, minority interests and income taxes	36,168	13,474	-	49,642
Loss on disposal of assets, net	(1,312)	-	-	(1,312)
Minority interests	(2,855)	-	-	(2,855)
Earnings before income taxes	$32,001	$13,474	$-	$45,475
Segment assets	$1,880,141	$146,589		$2,026,730
Capital expenditures	$96,945	$225		$97,170
Goodwill	$766,897	$5,757		$772,654

(1) Adjusted EBITDA represents net earnings before interest expense, income tax expense, depreciation and amortization, gain (loss) on disposal of assets, minority interests and management fees.  Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC.  Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability.  In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes.  Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance.  Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.  Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended March 31,		Six Months Ended March 31,
	2008	2007	2008	2007
Consolidated Hospital Facilities
Number of hospital facilities at end of period	16	15	16	15
Beds in service at end of period	2,770	2,451	2,770	2,451
Average length of stay (days)	4.76	4.66	4.66	4.59
Occupancy rates (average beds in service)	52.9%	55.9%	50.4%	52.9%
Admissions	28,049	25,609	54,478	47,913
Percentage change	9.5%		13.7%
Adjusted admissions	44,183	40,137	86,793	76,330
Percentage change	10.1%		13.7%
Patient days	133,454	119,222	253,961	219,990
Adjusted patient days	203,114	180,097	390,028	337,721
Outpatient revenue as a % of gross patient revenue	34.5%	33.5%	35.0%	34.5%

Same-Facility (1)
Number of hospital facilities at end of period	14	14	14	14
Beds in service at end of period	2,364	2,214	2,364	2,214
Average length of stay (days)	4.71	4.63	4.63	4.58
Occupancy rates (average beds in service)	51.9%	55.8%	49.9%	52.7%
Admissions (2)	23,695	23,996	46,264	46,300
Percentage change	(1.3%)		(0.1%)
Adjusted admissions (3)	38,116	37,913	75,114	74,106
Percentage change	0.5%		1.4%
Patient days	111,614	111,206	214,145	211,974
Adjusted patient days	172,370	169,044	333,078	326,668
Outpatient revenue as a % of gross patient revenue	35.5%	33.8%	35.9%	34.7%

(1) Includes the effect of the Alliance Hospital acquisition completed on May 31, 2007.  Upon acquisition, Alliance Hospital was immediately merged into Odessa Regional Hospital to form Odessa Regional Medical Center.

(2)As previously announced, Mesa General Hospital in Mesa, Arizona, will be closing effective May 31, 2008.  Excluding the impact of Mesa General Hospital, same-facility admissions for the quarter and six months ended March 31, 2008, increased 1.8% and 2.0%, respectively, compared with the same prior year periods.

(3) Excluding the impact of Mesa General Hospital, same-facility adjusted admissions for the quarter and six months ended March 31, 2008, increased 2.2% and 2.4%, respectively, compared with the same prior year periods.

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)

	Quarter Ended March 31,		Six Months Ended March 31,
	2008	2007	2008	2007
Consolidated Results
Net earnings	$14,716	$16,955	$25,431	$27,538
Add:
Interest expense, net	20,289	16,955	42,093	34,241
Income tax expense	9,843	11,276	17,189	17,937
Depreciation and amortization	24,485	18,193	47,640	35,100
Loss (gain) on disposal of assets, net	(3)	(225)	(65)	1,312
Minority interests	1,112	1,515	1,870	2,855
Management fees	1,313	1,326	2,500	2,373
Adjusted EBITDA (1)	$71,755	$65,995	$136,658	$121,356

(1)Adjusted EBITDA represents net earnings before interest expense, income tax expense, depreciation and amortization, loss (gain) on disposal of assets, minority interests and management fees.  Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC.  Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability.  In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes.  Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance.  Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.  Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

CONTACT:
IASIS Healthcare LLC
Investor contact:
W. Carl Whitmer, 615-844-2747
Chief Financial Officer
or
News media contact:
Tomi Galin, 615-467-1255
Vice-President, Marketing & Communications